UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry Into a Material Definitive Agreement.

On August 8, 2017, Eagle Pharmaceuticals, Inc., or the Company, entered into an Amended and Restated Credit Agreement, or the Amended Credit Agreement, with JPMorgan Chase Bank, N.A., as administrative agent, or the Agent, and the lenders party thereto, which amended and restated the Company’s existing credit agreement, dated as of January 26, 2017.

The Amended Credit Agreement provides for a three-year $50 million revolving credit facility and a three-year $100 million term loan facility (which are collectively referred to as the Credit Facility). At closing, which occurred on August 8, 2017, $50 million of the term loan facility was drawn and none of the revolving credit facility was drawn. The Company may make one other draw on the term loan facility on or before February 4, 2018. The Credit Facility includes a $5 million letter of credit subfacility. The Company anticipates that the draw at closing and future draws under the Credit Facility, if any, will be used to finance the New Repurchase Program (as defined below in Item 8.01) and for other corporate purposes.

Loans under the Credit Facility bear interest, at the Company’s option, at a rate equal to either (a) the LIBOR rate, plus an applicable margin ranging from 2.25% to 3.00% per annum, based upon the total net leverage ratio (as defined in the Amended Credit Agreement), or (b) the prime lending rate, plus an applicable margin ranging from 1.25% to 2.00% per annum, based upon the total net leverage ratio.  The Company is required to pay a commitment fee on the unused portion of the Credit Facility at a rate ranging from 0.35% to 0.45% per annum based upon the total net leverage ratio.

The obligations of the Company under the Credit Facility are currently guaranteed by the Company’s wholly-owned subsidiary, Eagle Biologics, Inc. (formerly known as Arsia Therapeutics, Inc.) (which together with the Company are collectively referred to as the Loan Parties) and may in the future be guaranteed by certain material domestic subsidiaries of the Company.  The obligations of the Loan Parties under the Amended Credit Agreement and other loan documents are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (a) all tangible and intangible assets of the Loan Parties, except for certain excluded assets, and (b) all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties (limited, in the case of the voting equity interests of certain foreign subsidiaries and certain domestic subsidiaries that hold no assets other than equity interests of foreign subsidiaries, to 65% of the voting equity interests of such subsidiaries).

The Company is permitted to terminate or reduce the revolving commitments or term commitments of the lenders and to make voluntary prepayments at any time subject to break funding payments. The Company is required to make mandatory prepayments of outstanding indebtedness under the Amended Credit Agreement (a) upon receipt of proceeds from certain sales, transfers or other dispositions, casualty and other condemnation events and the incurrence of certain indebtedness other than indebtedness permitted, subject to customary reinvestment exceptions and (b) in the case that the aggregate amount of all outstanding loans and letters of credit issued under the Credit Facility exceed the aggregate commitment of all lenders under the Credit Facility.

The Amended Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and its consolidated subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. Under the terms of the Amended Credit Agreement, the Company is required to comply with (a) a maximum senior secured net leverage ratio, (b) a maximum total net leverage ratio and (c) a minimum fixed charge coverage ratio.

Events of default under the Amended Credit Agreement include: (a) the failure by the Company to timely make payments due under the Amended Credit Agreement; (b) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (c) the failure by any Loan Party to comply with the covenants under the Amended Credit Agreement and other related agreements; (d) certain defaults under a specified amount of other indebtedness of the Company or its subsidiaries; (e) insolvency or bankruptcy-related events with respect to the Company or any of its subsidiaries; (f) certain judgments against either the Company or any of its subsidiaries; (g) certain ERISA-related events reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; (h) the failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby; (i) any material provision of any loan document ceasing to be, or being asserted by any Loan Party not to be, valid, binding and enforceable, or a denial in writing by any Loan Party of any further liability under the loan documents; (j) the occurrence of a change in control with respect to the Company and (k) the occurrence of a default under a material exclusive license. If one or more events of default occurs and continues, the Agent may, with the consent of the lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further loans and declare all of the obligations of the Loan Parties under the Amended

Credit Agreement to be immediately due and payable. If any bankruptcy event of default described in clause (e) above occurs, the commitments will be terminated and the obligations of the Loan Parties under the Amended Credit Agreement will become due and payable automatically without any action by the Agent or the lenders.

Announcement of the Credit Facility was included in the press release attached hereto as Exhibit 99.1. The foregoing description of the Amended Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02                                           Results of Operations and Financial Condition

On August 9, 2017, the Company issued a press release announcing its financial results for the quarter ended June 30, 2017. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information, including the information contained in the press release furnished as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to entry into the Amended Credit Agreement is incorporated herein by reference.

Item 8.01.                                        Other Events

Share Repurchase Program

On August 7, 2017, the Company’s board of directors, or the Board, approved a new share repurchase program, or the New Repurchase Program, under which the Company may repurchase up to $100 million of its outstanding common stock. Under the New Repurchase Program, the Company may repurchase shares through open market purchases, privately-negotiated transactions or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Exchange Act. The New Repurchase Program has no time limit and may be suspended or discontinued completely at any time. The specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance, market conditions, securities law limitations, and other factors.

Announcement of the New Repurchase Program was included in the press release attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, by and among the Registrant, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, dated August 8, 2017
99.1	Press Release of the Company dated August 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: August 9, 2017
	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, by and among the Registrant, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, dated August 8, 2017
99.1	Press Release of the Company dated August 9, 2017